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AIM INCOME FUND                                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        5

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
72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $ 6,111
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $   639
           Class C               $   475
           Class R               $   108
           Class Y               $    36
           Investor Class        $ 1,741
           Institutional Class   $   538

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.1415
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.1210
           Class C                0.1204
           Class R                0.1344
           Class Y                0.1486
           Investor Class         0.1417
           Institutional Class    0.1565

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                42,514
        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                 4,714
           Class C                 3,999
           Class R                   829
           Class Y                   239
           Investor Class         11,801
           Institutional Class     2,397

74V.    1  Net asset value per share (to nearest cent)
           Class A               $ 4.87
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $  4.88
           Class C               $  4.86
           Class R               $  4.87
           Class Y               $  4.88
           Investor Class        $  4.88
           Institutional Class   $  4.88
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